                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2001, relating to the consolidated financial statements and financial statement schedule of Moore Corporation Limited which appear in Moore Corporation Limited's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada

February 12, 2003


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